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                                                                     Exhibit (g)


                              AMENDED AND RESTATED
                                CUSTODY AGREEMENT

         AMENDED AND RESTATED AGREEMENT effective as of June 27, 2001 between THE CHASE MANHATTAN BANK ("Bank") and EXCELSIOR INSTITUTIONAL TRUST, a Delaware business trust (the "Fund").

                                   WITNESSETH:

         WHEREAS, the Bank and the Fund entered into a Custody Agreement effective as of September 1, 1995, which was amended by Amendment No. 1 dated as of May 22, 1998, Amendment No. 2 dated as of May 22, 1998 and Amendment No. 3 dated as of July 31, 1998 (collectively, the "Agreement");

         WHEREAS, the Bank and the Fund wish to further amend and restate the Agreement currently in its entirety;

         NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, the Agreement is hereby amended and restated as follows:

         1. Custody Account. The Bank agrees to establish and maintain (a) a separate custody account ("Custody Account") for each of the portfolios of the Fund listed on Exhibit A hereto ("each a "Portfolio" and collectively "Portfolios") for any and all stocks, shares, bonds, debentures, notes, mortgages or other obligations for the payment of money and any certificates, receipts, warrants or other instruments representing rights to receive, purchase or subscribe for the same or evidencing or representing any other rights or interests therein and other similar property (hereinafter called

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"Securities") from time to time received by the Bank or any subcustodian (as defined in the second paragraph of Section 3 hereof) for the account of the particular Portfolio of the Fund and (b) a separate deposit account(s) in the name of each Portfolio of the Fund ("Deposit Account") for any and all cash and cash equivalents in any currency received by the Bank or any subcustodian for the account of the particular Portfolio of the Fund, which cash shall not be subject to withdrawal by draft or check. The term "Property" as used herein shall mean all Securities, cash, cash equivalents and other assets of the Fund.

         2. Maintenance of Property Domestically and Abroad. Securities in a Custody Account shall be held in the country or other jurisdiction in which the principal trading market for such Securities is located or the country of other jurisdiction in which such Securities are to be presented for payment or are acquired for the Custody Account, and cash in a Deposit Account shall be credited to an account in such country or other jurisdiction in which such cash may be legally deposited or is the legal currency for the payment of public or private debts. Cash may be held pursuant to Instructions (as defined in Section 10 hereof) in either interest or non-interest bearing accounts as may be available for the particular currency. To the extent Instructions are issued and the Bank can comply with such Instructions, the Bank is authorized to maintain cash balances on deposit for the Fund with itself or one of its affiliates at such reasonable rates of interest as may from time to time be paid on such accounts, or in non-interest bearing accounts as the Fund may direct, if acceptable to the Bank.

         3. Eligible Foreign Custodians and Securities Depositories.

            (a) The Board of Directors of the Fund (the "Board") on behalf of each Portfolio hereby delegates to the Bank, and the Bank hereby accepts the delegation to it of, the obligation to perform as the Fund's "Foreign Custody Manager" (as that term is defined in SEC rule 17f-5(a)(3)) for the purposes of:
(i) selecting Eligible Foreign Custodians (as hereafter defined) to hold the Fund's Foreign Assets (as that term is defined in SEC rule 17f-5(a)(2)), (ii) evaluating the contractual

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arrangements with such Eligible Foreign Custodians (as set forth in SEC rule
17f-5(c)(2)), and (iii) monitoring such foreign custody arrangements (as set forth in SEC rule 17f-5(c)(3)). An "Eligible Foreign Custodian", as defined in SEC rule 17f-5(a)(1) and (5), shall mean (i) a banking institution or trust company, incorporated or organized under the laws of a country other than the United States, that is regulated as such by that country's government or any agency thereof, and (ii) a majority-owned direct or indirect subsidiary of a U.S. Bank (as defined in rule 17f-5(a)(7) or bank holding company which subsidiary is incorporated or organized under the laws of a country other than the United States. In addition, an Eligible Foreign Custodian shall also mean any other entity that shall have been so qualified by exemptive order, rule or other appropriate action of the SEC.

         (b)  In connection with the foregoing, Bank shall:

              (i) provide written reports notifying the Fund's Board of the placement of Foreign Assets with particular Eligible Foreign Custodians and of any material change in the arrangements with such Eligible Foreign Custodians, with such reports to be provided to the Fund's Board at such times as the Board deems reasonable and appropriate based on the circumstances of the Fund's foreign custody arrangements, but until further notice from the Fund requesting a different schedule, such reports shall be provided not less than quarterly in summary form, with a more detailed report annually.

              (ii) exercise such reasonable care, prudence and diligence in performing as the Fund's Foreign Custody Manager as a person having responsibility for the safekeeping of Foreign Assets would exercise;

              (iii) in selecting an Eligible Foreign Custodian, first have determined that Foreign Assets placed and maintained in the safekeeping of such Eligible Foreign Custodian shall be subject to reasonable care, based on the standards applicable to custodians in the relevant market, after

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having considered all factors relevant to the safekeeping of such Assets, including, without limitation, those factors set forth in rule 17f-5(c)(1)
(i)-(iv);

               (iv) determine that the written contract with the Eligible Foreign Custodian requires that the Eligible Foreign Custodian will provide reasonable care for Foreign Assets based on the standards applicable to custodians in the relevant market as provided in rule 17f-5(c)(2);

               (v) Have established a system to monitor the continued appropriateness of maintaining Foreign Assets with particular Eligible Foreign Custodians and performance of the governing contractual arrangements; it being understood, however, that in the event Bank shall have determined that the existing Eligible Foreign Custodian in a given country would no longer afford Foreign Assets reasonable care and that no other Eligible Foreign Custodian in that country would afford reasonable care, Bank shall promptly so advise the Fund and shall then act in accordance with the instructions of the Fund with respect to the disposition of the affected Foreign Assets; and

               (vi) The Bank shall take steps as may be required to remove any subcustodian which has ceased to meet the requirements of Rule 17f-5.

          (c) Except as expressly provided in this Section 3, the Fund shall be solely responsible to assure that the maintenance of Foreign Assets hereunder complies with the rules, regulations, interpretations and exemptive orders promulgated by or under the authority of the SEC.

          (d) Bank represents to the Fund that it is a U.S. Bank as defined in rule 17f-5(a)(7). Fund represents to Bank that: (1) the Property being placed and maintained in Bank's custody is subject to the Investment Company Act of 1940, as amended (the "1940 Act"), as the same may be amended from time to time;
(2) its Board has determined that it is reasonable to rely on Bank to perform as the Fund's Foreign Custody Manager; (3) its Board or its investment adviser shall have determined that the Fund may maintain Foreign Assets in each country in which the Fund's Foreign Assets shall be held hereunder and determined to accept the risks arising therefrom (including, but not

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limited to, a country's financial infrastructure, prevailing custody and settlement practices, laws applicable to the safekeeping and recovery of Foreign Assets held in custody, and the likelihood of nationalization, currency controls and the like) (collectively, "Country Risk"). Nothing contained herein shall require the Bank to make any selection on behalf of the Fund that would entail consideration of Country Risk and, except as may be provided in (e) below, to engage in any monitoring of Country Risk.

          (e) Bank shall provide to the Fund such information relating to Country Risk as is specified in Appendix 1 hereto. The Fund hereby acknowledges that: (i) such information is solely designed to inform the Fund of market conditions and procedures and is not intended as a recommendation to invest or not invest in particular markets; and (ii) Bank has gathered the information from sources it considers reliable, but that, provided it has exercised reasonable care, prudence and diligence, Bank shall have no responsibility for inaccuracies or incomplete information.

          (f) Bank shall, for consideration by the Fund, provide an analysis in accordance with SEC rule 17f-7(a)(1)(i)(A) of the custody risks associated with maintaining the Fund's Foreign Assets with each Eligible Securities Depository used by Bank as of the date hereof (or, in the case of an Eligible Securities Depository not used by Bank as of the date hereof, prior to the initial placement of the Fund's Foreign Assets at such Depository) and at which any Foreign Assets of the Fund are held or expected to be held. "Eligible Securities Depository" shall have the meaning set forth in rule 17f-7(b)(1)(i)-(vi) as the same may be amended from time to time, or that has otherwise been made exempt by an SEC exemptive order, rule or other appropriate SEC action. For purposes of clarity, it is understood and agreed that the term "subcustodian" shall not include any securities depository. For purposes of the provisions of the Agreement imposing liability on Bank, the term "subcustodian" shall not include any Eligible Foreign Custodian as to which Bank has not acted as Foreign Custody

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Manager. Bank shall exercise reasonable care, prudence and diligence in performing these requirements.

          (g) Based on the information available to it in the exercise of diligence, Bank shall determine the eligibility under rule 17f-7 of each depository before including it on Appendix 2 hereto and shall promptly advise the Fund if any Eligible Securities Depository ceases to be eligible. (Eligible Securities Depositories used by Bank as of the date hereof are set forth in Appendix 2 hereto, and as the same may be amended on notice to the Fund from time to time.)

     4. Use of Subcustodians. Hereinafter the term "subcustodian" will refer to any Bank branch, any branch of a qualified U.S. bank, any eligible foreign custodian or any eligible foreign securities depository with which the Bank has entered into an agreement of the type contemplated hereunder regarding Securities and/or cash held in or to be acquired for a Custody Account or a Deposit Account. With respect to Property which is maintained by the Bank in the custody of a subcustodian pursuant to Section 3:

          (a) The Bank will identify on its books as belonging to the particular Portfolio of the Fund any Property held by such subcustodian.

          (b) In the event that a subcustodian permits any of the Securities placed in its care to be held in an Eligible Foreign Securities Depository, such subcustodian will be required by its agreement with the Bank to identify on its books such Securities as being held for the account of the Bank as a custodian for its customers.

          (c) Any Securities in a Custody Account held by a subcustodian of the Bank will be subject only to the instructions of the Bank or its agents; and any Securities held in an Eligible Foreign Securities Depository for the account of a subcustodian will be subject only to the instructions of such subcustodian.

          (d) The Bank will only deposit Securities in an account with a subcustodian which includes exclusively the assets held by the Bank for its customers, and the Bank will cause such account to be designated by such subcustodian as a special custody account for the exclusive benefit of customers of the Bank.

          (e) Any agreement the Bank shall enter into with a subcustodian with respect to the holding of Securities shall require that (i) the Securities are not subject to any right, charge, security interest, lien or claim of any kind in favor of such subcustodian or its creditors except for a claim of payment for its safe custody or administration and (ii) beneficial ownership of such Securities is freely transferable without the payment of money or value other than for safe custody or administration;provided, however, that the foregoing shall not apply to the extent that any of the above-mentioned rights, charges, etc. result from any compensation or other expenses arising with respect to the safekeeping of Securities pursuant to such agreement.

          (f) The Bank shall allow independent public accountants of the Fund such reasonable access to the records of the Bank relating to Property held in a Custody Account and a Deposit Account as required by such accountants in connection with their examination of the books and records pertaining to the affairs of the Fund. The Bank shall, subject to restrictions under applicable law, also obtain from any subcustodian with which the Fund maintains the physical possession of any Property an undertaking to permit independent public accountants of the Fund such reasonable access to the records of such subcustodian as may be required in connection with their examination of the books and records pertaining to the affairs of the Fund or to supply a verifiable confirmation of the contents of such records. The Bank shall furnish the Fund such reports (or portions thereof) of the Bank's external auditors as relate directly to the Bank's system of internal accounting controls applicable to the Bank's duties under this Agreement. The Bank shall request for and furnish

                                       7

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to the Fund such similar reports as may be furnished to it with respect to each subcustodian and securities depository holding the Fund's assets.

          (g) The Bank will supply to the Fund, care of its investment adviser, at least monthly a statement in respect to any Property in a Custody and a Deposit Account held by each subcustodian, including an identification of the entity having possession of such Property, and the Bank will send to the Fund an advice or notification of any transfers of Property to or from the Custody Account and Deposit Account, indicating, as to Property acquired for an investment portfolio of the Fund, the identity of the entity having physical possession of such Property. In the absence of the filing in writing with the Bank by the Fund of exceptions or objections to any such statement within sixty
(60) days of the Fund's receipt of such statement, or within sixty (60) days after the date that a material defect is reasonably discoverable, the Fund shall be deemed to have approved such statement and in such case or upon written approval of the Fund of any such statement the Bank shall, to the extent permitted by law and provided the Bank has met the standard of care in Section 12 hereunder, be released, relieved and discharged with respect to all matters and things set forth in such statement as though such statement has been settled by the decree of a court of competent jurisdiction in an action in which the Fund and all persons having any equity interest in the Fund were parties.

          (h) The Bank hereby warrants to the Fund that in its opinion, after due inquiry, the established procedures to be followed by each of its branches, each branch of a qualified U.S. bank and each eligible foreign custodian holding Securities of the Fund pursuant to this Agreement afford protection for such Securities at least equal to that afforded by the Bank's established procedures with respect to similar Securities held by the Bank (and its securities depositories) in New York.

          (i) The Bank hereby warrants to the Fund that as of the date of this Agreement it is maintaining a Bankers Blanket Bond sufficient to cover any of its reasonably anticipated liabilities

                                       8

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hereunder and hereby agrees to notify the Fund in the event its Bankers Blanket
Bond is canceled or otherwise lapses.

     5.   Russian Market Custody. For purposes of this Section:

          (a) Definitions:

          (i) "CMBI" shall mean Chase Manhattan Bank International, an indirect wholly-owned subsidiary of Bank, located in Moscow, Russia, and any nominee companies appointed by it.

          (ii) "International Financial Institution" shall mean any bank in the top 1,000 (together with their affiliated companies) as measured by "Tier 1" capital or any broker/dealer in the top 100 as measured by capital.

          (iii) "Negligence" shall mean the failure to exercise "Reasonable
Care."

          (iv) "No-Action Letter" shall mean the response of the Securities and Exchange Commission's Office of Chief Counsel of Investment Management, dated April 18, 1995, in respect of the Templeton Russia Fund, Inc. (SEC Ref. No. 95-151-CC, File No. 811-8788) providing "no-action" relief underss.17(f) of The Investment Company Act of 1940, as amended, and SEC Rule 17f-5 thereunder, in connection with custody of such Templeton Russia Fund, Inc.'s investments in Russian Securities.

          (v) "Reasonable Care" shall mean the use of reasonable custodial practices under the applicable circumstances as measured by the custodial practices then prevailing in Russia of International Financial Institutions acting as custodians for their institutional investor clients in Russia.

          (vi) "Registrar Company" shall mean any entity providing share registration services to an issuer of Russian Securities.

          (vii) "Registrar Contract" shall mean a contract between CMBI and a Registrar Company (and as the same may be amended from time to time) containing, inter alia, the contractual provisions described at paragraphs (a)-(e) on pps. 5-6 of the No-Action Letter.

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          (viii) "Russian Security" shall mean an equity Security issued by a
Russian issuer.

          (ix) "Share Extract" shall mean: (1) an extract of its share registration books issued by a Registrar Company indicating an investor's ownership of a security; and (2) a form prepared by CMBI or its agent in those cases where a Registrar Company is unwilling to issue a Share Extract.

     (b) With respect to Russia, payment for Russian Securities shall not be made prior to the issuance and receipt of the Share Extract relating to such Russian Security. Delivery of Russian Securities may be made in accordance with the customary or established securities trading or securities processing practices and procedures in Russia. Delivery of Russian Securities may also be made in any manner specifically required by Instructions acceptable to the Bank. Customer shall promptly supply such transaction and settlement information as may be requested by Bank or CMBI in connection with particular transactions.

     (c) For purposes of Section 13 of this Agreement relating to Bank's standard of care, the phrase "reasonable care", wherever it appears, shall be substituted by the phrase "Reasonable Care" in reference to transactions and custodial services in the Russian market. Further, Bank's responsibilities with respect to Russian securities shall be limited to safekeeping relevant Share Extracts.

     (d) Delegation by Bank to CMBI shall not relieve Bank of any responsibility to the Fund for any loss due to such delegation, and Bank shall be liable for any loss or claim arising out of or in connection with the performance by CMBI of such delegated duties to the same extent as if Bank had itself provided the custody services hereunder. In connection with the foregoing, neither Bank nor CMBI shall assume responsibility for, and neither shall be liable for, any action or inaction of any Registrar Company not affiliated with Bank or CMBI and no Registrar Company shall be, or shall be deemed to be, Bank, CMBI, a Subcustodian, a securities depository or the employee, agent or personnel of any of the foregoing. To the extent that CMBI employs agents unaffiliated with CMBI to perform any of the functions to be performed by Bank or CMBI with respect to Russian Securities,

                                       10

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neither Bank nor CMBI shall be responsible for any act, omission, default or for the solvency of any such agent unless the appointment of such agent was made with Negligence or in bad faith, except that where Bank or CMBI uses (i) an affiliated nominee or (ii) an agent to perform the share registration or share confirmation functions described in paragraphs (a)-(e) on pps. 5-6 of the No-Action Letter, and, to the extent applicable to CMBI, the share registration functions described on pps. 2-3 of the No-Action Letter, Bank and CMBI shall be liable to Customer as if CMBI were responsible for performing such services itself."

     (e) With respect to Russian custody, all references to "negligence" in
Section 13 of this Agreement shall be substituted with the word "Negligence."

     (f) Bank will advise the Fund (and will update such advice from time to time as changes occur) of those Registrar Companies with which CMBI has entered into a Registrar Contract. Bank shall cause CMBI both to monitor each Registrar Company and to promptly advise the Fund and its investment advisor when CMBI has actual knowledge of the occurrence of any one or more of the events described in paragraphs (i)-(v) on pps. 8-9 of the No-Action Letter with respect to a Registrar Company that serves in that capacity for any issuer the shares of which are held by the Fund. Where the Fund is considering investing in the Russian Securities of an issuer as to which CMBI does not have a Registrar Contract with the issuer's Registrar Company, the Fund may request that Bank ask that CMBI both consider whether it would be willing to attempt to enter into such a Registrar Contract and to advise the Fund of its willingness to do so. Where CMBI has agreed to make such an attempt, Bank will advise the Fund of the occurrence of any one or more of the events described in paragraphs (i)-(iv) on pps. 8-9 of the No-Action Letter of which CMBI has actual knowledge.

     (g) Where the Fund is considering investing in the Russian Securities of an issuer as to which CMBI has a Registrar Contract with the issuer's Registrar Company, Fund may advise Bank of its interest in investing in such issuer and, in such event, Bank will advise Fund of the occurrence of

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any one or more of the events described in paragraphs (i)-(v) on pps. 8-9 of the
No-Action Letter of which CMBI has actual knowledge.

     (h) The Fund shall pay for and hold Bank and CMBI harmless from any liability or loss resulting from the imposition or assessment of any taxes (including, but not limited to, state, stamp and other duties) or other governmental charges, and any related expenses incurred by Bank, CMBI or their respective agents with respect to income on Fund's Russian Securities.

     (i) The Fund acknowledges and agrees that CMBI may not be able, in given cases and despite its reasonable efforts, to obtain a Share Extract from a Registrar Company and CMBI shall not be liable in any such event including with respect to any losses resulting from such failure.

     (j) The Fund acknowledges that it has received, reviewed and understands Bank's market report for Russia, including, but not limited to, the risks described therein.

     (k) Subject to the cooperation of a Registrar Company, for at least the first two years following CMBI's first use of a Registrar Company, Bank shall cause CMBI to conduct share confirmations on at least a quarterly basis, although thereafter confirmations may be conducted on a less frequent basis if the Fund's Board of Directors, in consultation with CMBI, determines it to be appropriate.

     (l) Bank shall cause CMBI to prepare for distribution to the Fund's Board of Directors a quarterly report identifying: (i) any concerns it has regarding the Russian share registration system that should be brought to the attention of the Board of Directors; and (ii) the steps CMBI has taken during the reporting period to ensure that Fund's interests continue to be appropriately recorded.

     (m) Except as provided in subsection (g) above, the services to be provided by Bank hereunder with respect to Russian Securities will be provided only in relation to Russian Securities for which CMBI has entered into a Registrar Contract with the relevant Registrar Company.

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     (n)  Bank confirms that its procedures and arrangements as set forth herein are designed to comply with the No-Action Letter.

     6. Deposit Account Payments. Subject to the provisions of Section 7, the Bank shall make, or cause its subcustodian to make, payments of cash credited to a Deposit Account only:

          (a) in connection with the purchase of Securities for the particular Portfolio of the Fund involved and the delivery of such Securities to, or the crediting of such Securities to, the particular Custody Account of the Bank or its subcustodian, each such payment to be made at prices as confirmed by Instructions from Authorized Persons (as defined in Section 10 hereof);

          (b) for the purchase or redemption of shares of the capital stock of the particular Portfolio of the Fund involved and the delivery to, or crediting to the account of, the Bank or its subcustodian of such shares to be so purchased or redeemed;

          (c) for the payment for the account of the particular Portfolio of the Fund involved of dividends, interest, taxes, management or supervisory fees, capital distributions or operating expenses;

          (d) for the payments to be made in connection with the conversion, exchange or surrender of Securities held in a Custody Account;

          (e) for spot or forward foreign exchange transactions to facilitate security trading, receipt of income from Securities or related transactions;

          (f) for other proper corporate purposes of the particular Portfolio of the Fund involved; or

          (g) upon the termination of this Custody Agreement as hereinafter set forth.

     All payments of cash for a purpose permitted by subsection (a), (b), (c),
(d) or (e) of this Section 5 will be made only upon receipt by the Bank of Instructions from Authorized Persons which shall specify the purpose for which the payment is to be made and the applicable subsection of this

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Section 5. In the case of any payment to be made for the purpose permitted by subsection (f) of this Section 5, the Bank must first receive a certified copy of a resolution of the Board of Directors of the Fund adequately describing such payment, declaring such purpose to be a proper corporate purpose, and naming the person or persons to whom such payment shall be made. Any payment pursuant to subsection (g) of this Section 5 will be made in accordance with Section 17 hereof.

         In the event that any payment for a Portfolio of the Fund made under this Section 5 exceeds the funds available in that Portfolio's Deposit Account, the Bank may, in its discretion, advance the Fund on behalf of that Portfolio an amount equal to such excess and such advance shall be deemed a loan from the Bank to that Portfolio payable on demand, bearing interest at the rate of interest customarily charged by the Bank on similar loans. If the Bank causes a Deposit Account to be credited on the payable date for interest, dividends or redemptions, the particular Portfolio of the Fund involved will promptly return to the Bank any such amount or property so credited upon oral or written notification that such amount has not been received in the ordinary course of business or that such amount was incorrectly credited. The Bank or its subcustodian, as the case may be, shall have no duty or obligation to institute legal proceedings, file a claim or proof of claim in any insolvency proceeding or take any other action with respect to the collection of such amount or property.

         7. Custody Account Transactions. Subject to the provisions of Section 7, Securities in a Custody Account will be transferred, exchanged or delivered by the Bank or its subcustodians only:

             (a) upon sale of such Securities for the particular Portfolio of the Fund involved and receipt by the Bank or its subcustodian of payment therefor, each such payment to be in the amount confirmed by Instructions from Authorized Persons;

             (b) when such Securities are called, redeemed or retired, or otherwise become payable;

             (c) in exchange for or upon conversion into other Securities alone or other Securities and cash pursuant to any plan of merger, consolidation, reorganization, recapitalization or readjustment;

             (d) upon conversion of such Securities pursuant to their terms into other Securities;

             (e) upon exercise of subscription, purchase or other similar rights represented by such Securities;

             (f) for the purpose of exchanging interim receipts or temporary Securities for definitive Securities;

             (g) or the purpose of redeeming in-kind shares of the capital stock of the particular Portfolio of the Fund involved against delivery to the Bank or its subcustodian of such shares to be redeemed;

             (h) in connection with any borrowings by the particular Portfolio requiring a pledge of Securities, but only against receipt of amounts borrowed;

             (i) in connection with any loans, but only against receipt of adequate collateral as specified in Instructions which shall reflect any restrictions applicable to the Fund;

             (j) for delivery in accordance with the provisions of any agreement among the Fund, the Bank and a broker-dealer registered under the Securities Exchange Act of 1934 (the "Exchange Act") and a member of the National Association of Securities Dealers, Inc. relating to compliance with the rules of The Options Clearing Corporation and of any registered national securities exchange, or of any similar organizations, regarding escrow or other arrangements in connection with transactions by the particular Portfolio;

             (k) for release of Securities to designated brokers under covered call options, provided, however, that such Securities shall be released only upon payment to the Bank of monies for the premium due and a receipt for the Securities which are to be held in escrow. Upon exercise of the

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option, or at expiration, the Bank will receive the Securities previously deposited from brokers. The Bank will act strictly in accordance with Instructions in the delivery of Securities to be held in escrow and will have no responsibility or liability for any such Securities which are not returned promptly when due other than to make proper request for such return.

             (l) for other proper corporate purposes of the particular Portfolio of the Fund involved; or

             (m) upon the termination of this Custody Agreement as hereinafter set forth.

         All transfers, exchanges or deliveries of Securities in a Custody Account for a purpose permitted by either subsection (a), (b), (c), (d), (e) or
(f) of this Section 6 will be made, except as provided in Section 8 hereof, only upon receipt by the Bank of Instructions from Authorized Persons which shall specify the purpose of the transfer, exchange or delivery to be made and the applicable subsection of this Section 6. In the case of any transfer or delivery to be made for the purpose permitted by subsection (g) of this Section 6, the Bank must first receive Instructions from Authorized Persons specifying the Securities held by the Bank or its subcustodian to be so transferred or delivered and naming the person or persons to whom transfers or delivery of such Securities shall be made. In the case of any transfer, exchange or delivery to be made for the purpose permitted by subsections (h) or (l) of this Section 6, the Bank must first receive a certified copy of a resolution of the Board of Directors of the Fund adequately describing such transfer, exchange or delivery, declaring such purpose to be a proper corporate purpose, and naming the person or persons to whom delivery of such Securities shall be made. Any transfer or delivery pursuant to subsection (m) of this Section 6 will be made in accordance with Section 17 hereof.

         8. Custody Account Procedures. With respect to any transaction involving Securities held in or to be acquired for a Custody Account, the Bank in its discretion may cause the Deposit Account for the particular Portfolio of the Fund involved to be credited on the contractual settlement date with the proceeds of any sale or exchange of Securities from the particular Custody Account and to be debited on the contractual settlement date for the cost of Securities purchased or acquired for the particular Custody Account. The Bank may reverse any such credit or debit if the transaction with respect to which such credit or debit was made fails to settle within a reasonable period, determined by the Bank in its discretion, after the contractual settlement date, except that if any Securities delivered pursuant to this Section 7 are returned by the recipient thereof, the Bank may cause any such credits and debits to be reversed at any time. With respect to any transactions as to which the Bank does not determine so to credit or debit the particular Deposit Account, the proceeds from the sale or exchange of Securities will be credited and the cost of such Securities purchased or acquired will be debited to the particular Deposit Account on the date such proceeds or Securities are received by the Bank.

     Notwithstanding the preceding paragraph and Section 6 hereof, settlement and payment for Securities received for, and delivery of Securities out of, a Custody Account may be effected in accordance with the customary or established securities trading or securities processing practices and procedures in the jurisdiction or market in which the transaction occurs, including, without limitation, delivering Securities to the purchaser thereof or to a dealer therefor (or an agent for such purchaser or dealer) against a receipt with the expectation of receiving later payment for such Securities from such purchaser or dealer.

     9. Actions of the Bank. Until the Bank receives Instructions from Authorized Persons to the contrary, the Bank will, or will instruct its subcustodian, to:

          (a) present for payment any Securities in a Custody Account which are called, redeemed or retired or otherwise become payable and all coupons and other income items which call for payment upon presentation to the extent that the Bank or subcustodian is aware of such opportunities for payment, and hold cash received upon presentation of such Securities in accordance with the provisions of Sections 2, 3 and 4 hereof;

          (b) in respect of Securities in a Custody Account, execute in the name of the Fund on behalf of the particular Portfolio involved such ownership and other certificates as may be required to obtain payments in respect thereof;

          (c) exchange interim receipts or temporary Securities in a Custody Account for definitive Securities;

          (d) (if applicable) convert monies received with respect to Securities of foreign issue into United States dollars or any other currency necessary to effect any transaction involving the Securities whenever it is practicable to do so through customary banking channels, using any method or agency available, including, but not limited to, the facilities of the Bank, its subsidiaries, affiliates or subcustodians;

          (e) (if applicable) appoint brokers and agents for any transaction involving the Securities in a Custody Account, including, without limitation, affiliates of the Bank or any subcustodian; and

          (f) apply for a reduction of withholding tax and any refund of any tax paid or tax credits which apply in each applicable market in respect of income payments or Securities for the benefit of each Portfolio of the Fund which the Bank believes may be available to such Portfolio. The provision of tax reclaim services by the Bank is conditioned upon the Bank receiving from the Fund (A) a declaration of its identity and place of residence and (B) certain other documentation (pro forma copies of which are available from the Bank) requested by the Bank. The Fund shall provide to the Bank such documentation and information as it may request in connection with taxation, and warrants that, when given, this information shall be true and correct in every respect, not misleading in any way, and shall contain all material information. The Fund undertakes to notify the Bank immediately if any such information requires updating or amendment. The Bank shall not be liable to the Fund or any third party for any tax fines or penalties payable by the Bank or the Fund, and shall be indemnified accordingly, whether these result from the inaccurate completion of documents by the Fund or any third party, or as a result of the provision to the Bank or any third party of inaccurate or misleading information or the withholding of material information by the Fund or any other third party, or as a result of any delay of any revenue authority or any other matter beyond the control of the Bank. The Fund confirms that the Bank is authorized to deduct from any cash received or credited to the Deposit Account any taxes or levies required by any revenue or governmental authority in respect of the Securities or Deposit Accounts. The Bank shall perform tax reclaim services only with respect to taxation levied by the revenue authorities of the countries notified to the Fund from time to time and the Bank may, by notification in writing, at its absolute discretion, supplement or amend the markets in which the tax reclaim services are offered. Other than as expressly provided in this clause, the Bank shall have no responsibility with regard to the Fund's tax position or status in any jurisdiction. The Fund confirms that the Bank is authorized to disclose any information requested by any revenue authority or any governmental body in relation to the Fund or the Securities and/or cash held for the Fund. Tax reclaim services may be provided by the Bank or, in whole or in part, by one or more third parties appointed by the Bank (which may be affiliates of the Bank), provided that the Bank shall be liable for the performance of any such third party to the same extent as the Bank would have been if it performed such services itself.

     10. Instructions. As used in this Agreement, the term "Instructions" means instructions of the Fund received by the Bank via telephone, telex, TWX, facsimile transmission, bank wire or other teleprocess or electronic instruction system acceptable to the Bank which the Bank believes in good faith to have been given by Authorized Persons or which are transmitted with proper testing or authentication pursuant to terms and conditions which the Bank may specify.

     Any Instructions delivered to the Bank by telephone shall promptly thereafter be confirmed in writing by an Authorized Person (which confirmation may bear the facsimile signature of such Person), but the particular Portfolio of the Fund involved will hold the Bank harmless for the Fund's (i) failure to send such confirmation in writing, or (ii) the failure of such confirmation to conform to the telephone Instructions received. Unless otherwise expressly provided, all Instructions shall continue in full force and effect until canceled or superseded. If the Bank requires test arrangements, authentication methods or other security devices to be used with respect to Instructions, any Instructions given by the Fund thereafter shall be given and processed in accordance with such terms and conditions for the use of such arrangements, methods or devices as the Bank may put into effect and modify from time to time. The Fund shall safeguard any testkeys, identification codes or other security devices which the Bank shall make available to them. The Bank may electronically record any Instructions given by telephone, and any other telephone discussions, with respect to a Custody Account.

     11. Authorized Persons. As used in this Agreement, the term "Authorized Persons" means such officers or such agents of the Fund as have been designated by a resolution of the Board of Directors of the Fund, a certified copy of which has been provided to the Bank, to act on behalf of the Fund in the performance of any acts which Authorized Persons may do under this Agreement. Such persons shall continue to be Authorized Persons until such time as the Bank receives Instructions from Authorized Persons that any such officer or agent is no longer an Authorized Person.

     12. Nominees. Securities in a Custody Account which are ordinarily held in registered form may be registered in the name of the Bank's nominee or, as to any Securities in the possession of an entity other than the Bank, in the name of such entity's nominee. The particular Portfolio of the Fund involved agrees to hold any such nominee harmless from any liability as a holder of record of such Securities, but not if such liability is a result of such nominee's negligence. The Bank may without notice to the Fund cause any such Securities to cease to be registered in the name of any such nominee and to be registered in the name of the Fund. In the event that any Securities registered in the name of the Bank's nominee or held by one of its subcustodians and registered in the name of such subcustodian's nominee are called for partial redemption by the issuer of such Security, the Bank may allot, or cause to be allotted, the called portion to the respective beneficial holders of such class of security in any manner the Bank deems to be fair and equitable.

     13.  Standard of Care.

          (a) The Bank shall be obligated to perform only such duties as are set forth in this Agreement or expressly contained in Instructions given to Bank which are consistent with the provisions of this Agreement.

               (i) The Bank will use reasonable care with respect to its obligations under this Agreement and the safekeeping of Property. The Bank shall be liable to the Fund for any loss which shall occur as the result of the failure of a subcustodian to exercise reasonable care with respect to the safekeeping of such Property to the same extent that the Bank would be liable to the Fund if the Bank were holding such Property in New York. In the event of any loss to the Fund by reason of the failure of the Bank or its subcustodian to exercise reasonable care, the Bank shall be liable to the Fund only to the extent the Fund's direct damages and expenses, to be determined based on, but not limited to, the market value of the Property which is the subject of the loss at the date of discovery of such loss, and without reference to any special conditions or circumstances. For purposes of this Section 12(a)(i), the term "subcustodian" shall not include any securities depository or clearing agency the use of which is compulsory because: (a) its use is required by law or regulation,
               (b) securities cannot be withdrawn from the depository, or (c) maintaining securities outside the depository is not consistent with prevailing custodial practices in the country which the depository serves.

               (ii) The Bank will not be responsible for any act, omission, default or for the solvency of any broker or agent (other than as provided herein) which it or a subcustodian appoints and uses unless such appointment and use were made or done negligently or in bad faith.

               (iii) The Bank shall be indemnified by, and without liability to, the Fund and the particular Portfolio of the Fund involved for any action taken or omitted by the Bank whether pursuant to Instructions or otherwise within the scope of this Agreement if such act or omission was in good faith and without negligence. In performing its obligations under this Agreement, the Bank may rely on the genuineness of any document which it believes in good faith to have been validly executed.

               (iv) The Fund, on behalf of the particular Portfolio of the Fund involved, agrees to cause such Portfolio to pay for and hold the Bank harmless from any liability or loss resulting from the imposition or assessment of any taxes or other governmental charges, and any related expenses, with respect to income from or Property in such Portfolio's Custody Account and Deposit Account.

               (v) The Bank shall be entitled to rely, and may act upon the advice of counsel (who may be counsel for the Fund) on all matters and shall be without liability for any action reasonably taken or omitted in good faith and without negligence pursuant to such advice.

               (vi) The Bank need not maintain any insurance for the exclusive benefit of the Fund.

               (vii) Without limiting the foregoing, the Bank shall not be liable for any loss which results from:

                     (1) the general risk of investing, or

                     (2) subject to Section 12(a)(i) hereof, investing or
                         holding Property in a particular country including, but
               not limited to, losses resulting from nationalization, expropriation or other governmental actions; regulation of the banking or securities industry; currency restrictions, devaluations or fluctuations; and market conditions which prevent the orderly execution of securities transactions or affect the value of Property.

               (viii) No party shall be liable to the other for any loss due to forces beyond its control including but not limited to strikes or work stoppages, acts of war or terrorism, insurrection, revolution, nuclear fusion, fission or radiation, or acts of God.

          (b)  Consistent with and without limiting the first paragraph of this
Section 12, it is specifically acknowledged that the Bank shall have no duty or responsibility to:

               (i) Question Instructions or make any suggestions to the Fund or an Authorized Person regarding such Instructions;

               (ii) Supervise or make recommendations with respect to investments or the retention of Securities;

               (iii) Advise the Fund or an Authorized Person regarding any default in the payment of principal or income of any Security other than as provided in the last paragraph of Section 5 hereof;

               (iv) Subject to Section 12(a)(ii) hereof, evaluate or report to the Fund or an Authorized Person regarding the financial condition of any broker, agent or other party to which Securities are delivered or payments are made pursuant to this Agreement; or

               (v) Review or reconcile trade confirmations received from brokers. The Fund or its Authorized Persons issuing Instructions shall bear any responsibility to review such confirmations against Instructions issued to and statements issued by the Bank.

          (c) The Bank shall provide to the Fund, on an annual basis, a report confirming that the arrangements hereunder remain in compliance with the rules of the Securities and Exchange Commission governing such arrangements.

          (d) The Fund authorizes the Bank to act under this Agreement notwithstanding that the Bank or any of its divisions or affiliates may have a material interest in a transaction, or circumstances are such that the Bank may have a potential conflict of duty or interest, including the fact that the Bank or any of its affiliates may provide brokerage services to other customers, act as financial advisor to the issuer of Securities, act as a lender to the issuer of Securities, act in the same transaction as agent for more than one customer, have a material interest in the issue of Securities, or earn profits from any of the activities listed herein.

     14. Compliance with Securities and Exchange Commission Rules and Orders. Except to the extent the Bank has specifically agreed pursuant to this Agreement or in an exemptive order to comply with a condition of Rule 17f-5 or any interpretation or exemptive order promulgated thereunder by or under the authority of the Securities and Exchange Commission, the Fund shall be solely responsible to assure that the maintenance of Securities and cash under this Agreement complies with such Rule 17f-5.

     15.  Corporate Actions.

          (a) With respect to domestic U.S. and Canadian Securities (the latter only when held with DTC), the Bank will send to the Fund or the Authorized Person for a Custody Account such proxies (signed in blank, if issued in the name of the Bank's nominee or the nominee of a central depository) and communications with respect to Securities in the Custody Account as call for voting or relate to legal proceedings within a reasonable time after sufficient copies are received by the Bank for forwarding to its customers. In addition, the Bank will follow coupon payments, redemptions, exchanges or similar matters with respect to Securities in the Custody Account and advise the Fund or the Authorized Person for such account of rights issued, tender offers or any other discretionary rights with respect to such Securities, in each case, of which the Bank has received notice from the issuer of the Securities, or as to which notice is published in publications routinely utilized by the Bank for this purpose.

     (b) With respect to proxies and Corporate Actions (as defined below) not covered by paragraph (a) of this Section 14:

               (i) Whenever the Bank or its subcustodian receives information concerning the Securities which requires discretionary action by the beneficial owner of the Securities (other than a proxy), such as subscription rights, bonus issues, stock repurchase plans and rights offerings, or legal notices or other material intended to be transmitted to securities holders ("Corporate Actions"), the Bank will give the Fund notice of such Corporate Actions to the extent that the Bank's central corporate actions department has actual knowledge of a Corporate Action in time to notify its customers.

               (ii) When a rights entitlement or a fractional interest resulting from a rights issue, stock dividend, stock split or similar Corporate Action is received which bears an expiration date, the Bank or its subcustodians will endeavor to obtain Instructions from the Fund or its Authorized Persons, but if Instructions are not received in time for the Bank to take timely action, or actual notice of such Corporate Action was received too late to seek Instructions, the Bank is authorized to sell such rights entitlement or fractional interest and to credit the applicable Deposit Account with the proceeds and to take any other action it deems in good faith to be appropriate in which case, provided it has met the standard of care in Section 12 hereof, it shall be held harmless by the particular Portfolio of the Fund involved for any such action.

               (iii) Proxies will only be voted pursuant to special arrangements which may have been agreed to in writing between the parties hereto.

     16. Fees and Expenses. The Fund agrees to pay the Bank from time to time such compensation for its services pursuant to this Agreement as may be mutually agreed upon in writing from time to time and the Bank's out-of-pocket or incidental expenses, including (but without limitation) reasonable legal fees. The Fund hereby agrees on behalf of its respective Portfolios to cause the particular Portfolio of the Fund involved to hold the Bank harmless from any liability or loss resulting from any taxes or other governmental charges, and any expenses related thereto, which may be imposed or assessed with respect to such Portfolio's Custody Account and also agrees on behalf of its respective Portfolios to cause the particular Portfolio of the Fund involved to hold the Bank, its subcustodians, and their respective nominees harmless from any liability as a record holder of Securities in such Portfolio's Custody Account. The Bank is authorized to charge any account of the particular Portfolio of the Fund involved for such items specified in the previous sentence and the Bank shall have a lien on Securities in such Portfolio's Custody Account and on cash in such Portfolio's Deposit Account for any amount owing to the Bank in connection with such Portfolio from time to time under this Agreement.

     17. Effectiveness. This Agreement shall be effective on the date first noted above.

     18. Termination. This Agreement may be terminated by the Fund or the Bank by 45 days' written notice to the other, sent by registered mail. If notice of termination is given by the Bank, the

Fund shall, within 60 days following the giving of such notice, deliver to the Bank a certified copy of a resolution of the Board of Directors of the Fund specifying the names of the persons to whom the Bank shall deliver such Securities and cash, after deducting therefrom any amounts which the Bank determines to be owed to it under Section 15 hereof. If within 60 days following the giving of a notice of termination by the Bank, the Bank does not receive from the Fund a certified copy of a resolution of the Board of Directors of the Fund specifying the names of the persons to whom the cash in each Deposit Account shall be paid and to whom the Securities in each Custody Account shall be delivered, the Bank, at its election, may deliver such Securities and pay such cash to a bank or trust company doing business in the State of New York and qualified as a custodian under the Investment Company Act of 1940 and other applicable rules and regulations to be held and disposed of pursuant to the provisions of this Agreement, or to Authorized Persons, or may continue to hold such Securities and cash until a certified copy of one or more resolutions as aforesaid is delivered to the Bank. The obligations of the parties hereto regarding the use of reasonable care, indemnities and payment of fees and expenses shall survive the termination of this Agreement, and the obligations of each Portfolio of the Fund to indemnify and/or hold harmless other persons or entities under this Agreement shall be the several (and not the joint or joint and several) obligation of each Portfolio of the Fund.

     19. Notices. Any notice or other communication from the Fund to the Bank is to be sent to the office of the Bank at:

         The Chase Manhattan Bank
         Mutual Funds Service Division
         3 Chase MetroTech Center
         Brooklyn, New York 11245

or such other address as may hereafter be given to the Fund in accordance with the notice provisions hereunder, and any notice from the Bank to the Fund is to be mailed postage prepaid, addressed to the

Fund at the addresses appearing below, or as the same may hereafter be changed on the Bank's records in accordance with notice hereunder from the Fund.

     20. Governing Law and Successors and Assigns. This Agreement shall be governed by the law of the State of New York and shall not be assignable by any party without the prior written consent of the other party, and shall bind the successors and assigns of the Fund and the Bank.

     21. Names. The names "Excelsior Funds, Inc." and "Board of Directors of Excelsior Funds, Inc." refer respectively to the corporation created and the Directors, as directors but not individually or personally, acting from time to time under Articles of Incorporation dated August 1, 1984, which is hereby referred to and a copy of which is on file at the office of the State Department of Assessments and Taxation of the State of Maryland and at the principal office of the Fund. The obligations of "Excelsior Funds, Inc." entered into in the name or on behalf thereof by any of its Directors, representatives or agents are made not individually, but in such capacities, and are not binding upon any of the Directors, shareholders or representatives of the Fund personally, but bind only the Fund's Property, and all persons dealing with any Portfolio of the Fund must look solely to the Property belonging to such Portfolio for the enforcement of any claims against the Portfolio.

     22. Headings. The headings of the paragraphs hereof are included for convenience of reference only and do not form a part of this Agreement.

     23. Counterpart Execution. This Agreement may be executed in any number of counterparts with the same effect as if all parties hereto had signed the same document. All counterparts shall be construed together and shall constitute one agreement.

     24. Confidentiality. Bank agrees on behalf of itself and its employees to treat confidentially all records and other information relative to the Fund and its prior, present, or potential shareholders, except, after prior notification to and approval in writing by the Fund (which approval shall not be unreasonably withheld and may not be withheld where Bank may be exposed to civil or criminal contempt proceedings for failure to comply) when requested to divulge such information by duly constituted authorities, or when so requested by the Fund.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their officers designated below effective as of the day and year first above written.


                                     THE CHASE MANHATTAN BANK


                                     By:__________________________


                                     Address for record:

                                     3 Chase MetroTech Center
                                     Brooklyn, New York 11245


                                     EXCELSIOR INSTITUTIONAL TRUST

                                     By: /s/ Frederick S. Wonham
                                         -------------------------

                                     Address for record:

                                     One Freedom Valley Drive
                                     Oaks, Pennsylvania 19456

                                    EXHIBIT A

     Portfolios covered by the Amended and Restated Custody Agreement effective as of June 27, 2001, between The Chase Manhattan Bank and Excelsior Institutional Trust

                                  Equity Fund
                                  Value Equity Fund
                                  Optimum Growth Fund
                                  Income Fund
                                  Total Return Bond Fund
                                  High Yield Fund



                                              THE CHASE MANHATTAN BANK

                                              By: ______________________________


                                              EXCELSIOR INSTITUTIONAL TRUST

                                              By: /s/ Frederick S. Wonham
                                                 -------------------------------
Dated: June 27, 2001